UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                (Amendment No.1)


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported) :                  Dec 24, 1997



                       TAKE-TWO INTERACTIVE SOFTWARE, INC.


          DELAWARE                   0-29230                     51-0350842
(State or other juridiction)       (Commission                (I.R.S. Employer
      of incoropration)           File Number)               Identification No.)


          575 Broadway,  New York, NY                              10012
   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code                (212) 941-2988



                                 Not Applicable
           Former name or former address, if changed since last report

Item 7. Financial Statements and Exhibits.

     The following financial statements and pro forma financial information omitted from Form 8-K for the event dated December 24, 1997, in reliance upon instructions 7 (a) (4) and 7 (b) (2) of Form 8-K, are filed herewith.

     (a)  Financial Statements of the Businesses Acquired.

          1. Financial Statements of L & J Marketing, Inc. D/B/A Alliance Distributors

               Independent Auditors' Report
               Balance Sheets as of December 31, 1995 and 1996
               Balance Sheet as of September 30, 1997 (unaudited)
               Statements of Income and Retained Earnings for the years ended
                    December 31, 1995 and 1996
               Statements of Income and Retained Earnings for the nine months ended September 30, 1996 and 1997 (unaudited)
               Statements of Cash Flows for the years ended December 31, 1995 and 1996
               Statements of Cash Flows for the nine months ended September 30,
                    1996 and 1997 (unaudited)
               Notes to Financial Statements

     (b)  Pro Forma Financial Information.

     Unaudited  Pro  Forma  Consolidated   Financial   Statements  for  Take-Two
     Interactive Software, Inc. and Subsidiaries

               Unaudited Pro Forma Consolidated Statement of Operations for the
                    year ended October 31, 1997.
               Notes to Unaudited Pro Forma Consolidated Financial Statements
                    for the year ended October 31, 1997.

     (c)  Exhibits.

     Reference is made to the Exhibits previously filed with the Securities and Exchange Commission as Exhibits to the Company's Report on Form 8-K for the event dated December 24, 1997.

                          Independent Auditor's Report

Stockholders
L & J Marketing, Inc.
     D/B/A Alliance Distributors
College Point, NY

We have audited the accompanying balance sheets of L & J Marketing, Inc. D/B/A Alliance Distributors as of December 31, 1996 and 1995 and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L & J Marketing, Inc. D/B/A Alliance Distributors as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/ BERENSON & COMPANY LLP

New York, NY
February 19, 1997

L & J MARKETING, INC.
D/B/A ALLIANCE DISTRIBUTORS

BALANCE SHEETS
As of December 31, 1995 and 1996 and September 30, 1997 (unaudited)

                                                                  December 31,     December 31,    September 30,
                                                                      1995             1996            1997
                                                                  ------------     ------------    -------------
                                                                                                    (unaudited)

                                     ASSETS

Current assets:
   Cash                                                            $  101,405      $   24,593      $   12,291
   Accounts receivable, net of allowance for doubtful accounts
     of $30,000; $15,000-1995 (note 4)                              1,629,774       2,903,584       2,594,948
   Inventory (notes 4 and 7)                                        5,199,708       5,237,481       5,037,292
   Prepaid expenses and other current assets                           20,796          27,947          29,981
                                                                   ----------      ----------      ----------
     Total current assets                                           6,951,683       8,193,605       7,674,512

Property and equipment, net (note 3)                                  119,604         105,549          89,938
Security deposits                                                      22,270          22,270          22,270
                                                                   ----------      ----------      ----------
                                                                   $7,093,557      $8,321,424      $7,786,720
                                                                   ==========      ==========      ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Note and acceptances payable, bank (note 4)                     $  800,000      $2,395,615      $3,705,479
   Accounts payable (note 7)                                        4,684,888       4,198,364       2,324,480
   Accrued expenses                                                    56,433          74,019          43,860
                                                                   ----------      ----------      ----------
     Total current liabilities                                      5,541,321       6,667,998       6,073,819
                                                                   ----------      ----------      ----------

Commitment and contingency (note 6)

Stockholders' equity:
   Common stock, 100 shares issued and outstanding                      1,000           1,000           1,000
   Additional paid-in capital                                         282,000         282,000         282,000
   Retained earnings                                                1,269,236       1,370,426       1,429,901
                                                                   ----------      ----------      ----------
                                                                    1,552,236       1,653,426       1,712,901
                                                                   ----------      ----------      ----------
                                                                   $7,093,557      $8,321,424      $7,786,720
                                                                   ==========      ==========      ==========


    The accompanying notes are an integral part of the financial statements.

L & J MARKETING, INC.
D/B/A ALLIANCE DISTRIBUTORS

STATEMENTS OF INCOME AND RETAINED EARNINGS
For the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 (unaudited)

                                                                       December 31,                           September 30,
                                                             --------------------------------       -------------------------------
                                                                 1995                1996               1996               1997
                                                             ------------        ------------       ------------       ------------
                                                                                                             (unaudited)
Net sales                                                    $ 25,117,915        $ 27,552,133       $ 15,588,521       $ 17,179,699
Cost of goods sold (note 7)                                    22,382,492          24,776,238         13,811,712         15,177,819
                                                             ------------        ------------       ------------       ------------
   Gross profit                                                 2,735,423           2,775,895          1,776,809          2,001,880
                                                             ------------        ------------       ------------       ------------

Operating expenses:
   Selling                                                        961,168           1,346,824            817,420            978,349
   General and administrative                                   1,231,180           1,083,523            746,384            731,761
   Interest                                                       138,185             233,558            149,125            203,942
                                                             ------------        ------------       ------------       ------------
                                                                2,330,533           2,663,905          1,712,929          1,914,052

     Income before provision for income taxes                     404,890             111,990             63,880             87,828

Provision for income taxes                                         24,000              10,800              3,000              7,300
                                                             ------------        ------------       ------------       ------------

Net income                                                        380,890             101,190             60,880             80,528

Retained earnings, beginning of period                          1,034,346           1,269,236          1,269,236          1,370,426
Less distributions                                               (146,000)               --                 --              (21,053)
                                                             ------------        ------------       ------------       ------------
Retained earnings, end of period                             $  1,269,236        $  1,370,426       $  1,330,116       $  1,429,901
                                                             ============        ============       ============       ============


    The accompanying notes are an integral part of the financial statements.

L & J MARKETING, INC.
D/B/A ALLIANCE DISTRIBUTORS

STATEMENTS OF CASH FLOWS
For the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 (unaudited)

                                                                             December 31,                      September 30,
                                                                     ----------------------------      ----------------------------
                                                                         1995             1996             1996             1997
                                                                     -----------      -----------      -----------      -----------
                                                                                                                 (unaudited)
Cash flows from operating activities:
   Net income                                                        $   380,890      $   101,190      $    60,880      $    80,528
   Adjustments to reconcile net income to
     net cash used by operating activities:
        Depreciation                                                      34,354           33,455           23,750           18,275
        Provision for loss on accounts receivable                         13,276           18,782             --             17,282
        Gain on disposition of property and equipment                     (2,000)            --               --               --
        Changes in assets (increase) decrease:
           Accounts receivable                                           398,110       (1,292,592)        (147,293)         291,354
           Inventory                                                    (551,708)         (37,773)      (1,002,854)         200,189
           Prepaid expenses                                               22,101           (7,151)         (40,578)          (2,034)
        Changes in liabilities increase (decrease):
           Accounts payable                                             (889,853)        (486,524)      (2,036,303)      (1,873,884)
           Accrued expenses                                               25,733           17,586           (8,233)         (30,161)
                                                                     -----------      -----------      -----------      -----------
             Net cash used by operating activities                      (569,097)      (1,653,027)      (3,150,631)      (1,298,451)
                                                                     -----------      -----------      -----------      -----------

Cash flows from investing activities:
   Capital expenditures                                                  (49,649)         (19,400)         (13,007)          (2,662)
   Proceeds from sale of truck                                             2,000             --               --               --
                                                                     -----------      -----------      -----------      -----------
             Net cash used by investing activities                       (47,649)         (19,400)         (13,007)          (2,662)
                                                                     -----------      -----------      -----------      -----------

Cash flows from financing activities:
   Net borrowings on note and acceptances payable, bank                  800,000        1,595,615        3,095,000        1,309,864
   Distributions                                                        (146,000)            --               --            (21,053)
                                                                     -----------      -----------      -----------      -----------
             Net cash provided by financing activities                   654,000        1,595,615        3,095,000        1,288,811
                                                                     -----------      -----------      -----------      -----------

Net increase (decrease) in cash                                           37,254          (76,812)         (68,638)         (12,302)
Cash, beginning of period                                                 64,151          101,405          101,405           24,593
                                                                     -----------      -----------      -----------      -----------

Cash, end of period                                                  $   101,405      $    24,593      $    32,767      $    12,291
                                                                     ===========      ===========      ===========      ===========


Supplemental disclosures  of cash flow  information:
   Cash paid  during the year for:
     Interest                                                        $   133,150      $   236,057      $   149,125      $   203,942
     Income taxes                                                           --             40,063             --               --


    The accompanying notes are an integral part of the financial statements.

                              L & J MARKETING, INC.
                           D/B/A ALLIANCE DISTRIBUTORS

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995


1.   Nature of business:

     The Company, located in New York, is a distributor of home entertainment and consumer electronic products. The Company grants credit primarily to retailers in the New York metropolitan area.

2.   Significant accounting policies:

     a.   Inventory:

          Inventory, consisting of finished goods, is stated at the lower of cost (first-in, first-out basis) or market.

     b.   Property and equipment:

          Property and equipment are stated at cost and depreciation is computed by various methods over the estimated useful lives of the assets.

     c.   Income taxes:

          The Company, with the consent of its stockholders, has elected to have its Federal and State income taxed as an S corporation, which provides that, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal income taxes is reflected in these financial statements. New York State and New Jersey impose a minimum tax on S corporations based upon the maximum personal rate and the differential it would have paid if it were a C corporation; accordingly, any material provision for state income taxes is reflected in the financial statements. Provision for New York City income taxes is based on statutory rates.

     d.   Cash:

          The Company maintains its cash accounts in two commercial banks located in New York. The cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 at each bank.

     e.   Estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

     f.   Advertising costs:

          Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 1996 and 1995 were approximately $92,000 and $106,000, respectively.

3.   Property and equipment:

                                                         1996             1995
                                                       --------         --------

     Auto and trucks                                   $ 42,278         $ 42,278
     Furniture and fixtures                              90,258           87,481
     Computer equipment                                  69,784           57,011
     Leasehold improvements                              53,652           49,802
                                                       --------         --------
                                                        255,972          236,572

     Less accumulated depreciation                      150,423          116,968
                                                       --------         --------
                                                       $105,549         $119,604
                                                       ========         ========

4.   Note and acceptances payable, bank:

     The Company currently has available a $5,000,000 line of credit with a bank maturing June 30, 1997. Interest on direct borrowings is charged at 1% over prime. The Company has pledged, as collateral, all Company assets, as defined, in addition to personal guarantees of the stockholders.

     The line of credit agreement includes covenants which require the Company to maintain, among other things, certain working capital and net worth relationships. The Company is in compliance with all of the loan covenants as of December 31, 1996.

5.   Pension plan:

     The Company has a profit-sharing plan which covers all employees who meet the eligibility requirements based on age and years of service. Contributions to the plan are made at the discretion of the Company's principals. For the years ended December 31, 1996 and 1995, pension expense was $0 and $34,810, respectively.

6.   Commitment and contingency:

     a. The Company is obligated to make minimum rental payments under operating leases for showroom, office and warehouse space as follows:

               Years ending December 31, 1997     $ 96,000

                                         1998       96,000

                                         1999       96,000

                                         2000       96,000

                                         2001       56,000

          The leases provide for payment of real estate taxes and other operating expenses. Rent and occupancy expense for the years ended December 31, 1996 and 1995 was approximately $96,000 and $102,000, respectively.

     b. The Company is contingently liable for a letter of credit for approximately $228,000 expiring April 30, 1997.

7.   Major supplier:

     For the year ended December 31, 1996, the Company purchased approximately 24% of its merchandise from one supplier. Included in accounts payable at December 31, 1996 was approximately $1,439,000 due to this supplier.

     The Company purchased approximately 12% of its merchandise from a different supplier during 1995 and the amount due on these purchases was approximately $282,000 at December 31, 1995.

             Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated statement of operations, for the year ended October 31, 1997, including the note thereto, give effect to the acquisitions of GameTek (UK) Limited ("GameTek"), Alternative Reality Technologies, Inc. ("ART"), Inventory Management Systems Inc. ("IMSI"), Creative Alliance Group, Inc. ("CAG"), and L & J Marketing, Inc. D/B/A Alliance Distributors ("Alliance"), by Take-Two Interactive Software, Inc. and subsidiaries (the "Company") as if the acquisitions had occurred as of November 1, 1996.

On July 31, 1997, the Company acquired all the outstanding stock of IMSI and CAG. IMSI and CAG are engaged in the wholesale distribution of interactive software games. To effect the acquisition, all of the outstanding shares of common stock of each of IMSI and CAG were exchanged for 900,000 shares of restricted common stock of the Company. The acquisition has been accounted for as a pooling of interests in accordance with APB No. 16 and accordingly, the Company's financial statements for the year ended October 31, 1997, have been restated to include the results of operations of IMSI and CAG.

All other acquisitions were accounted for under purchase accounting. As a result, the assets and liabilities of the acquired businesses are adjusted from their historical amount to their estimated fair value. Purchase accounting adjustments have been preliminarily estimated by the Company's management based upon available information and are believed by management to be reasonable. There can be no assurance, however, that the final purchase accounting adjustments that will ultimately be determined by the Company's management will not differ from these estimates.

The unaudited pro forma consolidated statement of operations for the year ended October 31, 1997 has been prepared based on the audited historical consolidated statement of operations of the Company for the year ended October 31, 1997 which includes Take-Two, Mission, IMSI, CAG and GameTek/ART from July 29, 1997, the date of its acquisition; the unaudited historical statement of operations of GameTek for the period from November 1, 1996 to July 28, 1997; the historical statement of operations for ART, prior to its acquisition, is immaterial and has not been included in the unaudited pro forma consolidated statement of operations; and the unaudited historical statement of operations of Alliance for the period from October 1, 1996 to September 30, 1997.

The unaudited pro forma consolidated financial information presented for informational purposes only, is not necessarily indicative of the actual results of operations of the Company that would have been reported if the acquisitions of GameTek, IMSI, CAG, and Alliance had occurred as of November 1, 1996, nor does such information purport to indicate results of future operations or financial condition. In the opinion of management, all adjustments necessary to present fairly such pro forma financial information have been made to the financial statements, and are reflected in the accompanying notes. The unaudited pro forma consolidated financial information should be read in conjunction with the Company's Annual Report on Form 10-KSB and with the financial statements included in this filing.

                                                                   Historical                              Pro Forma
                                                  --------------------------------------------   -------------------------------
                                                   Company(1)      GameTek(2)      Alliance(3)   Adjustments        As adjusted
                                                  ------------    ------------    ------------   ------------       ------------
Net sales                                         $ 19,014,083    $  3,081,054    $ 29,143,311   $    (95,110)(4)   $ 51,143,338
Cost of sales                                       12,459,189       3,727,094      26,142,345        (95,110)(4)     42,233,518
                                                  ------------    ------------    ------------   ------------       ------------
      Gross profit                                   6,554,894        (646,040)      3,000,966           --            8,909,820

Operating expenses:
    Research and development                         1,248,258            --              --                           1,248,258
    Selling and marketing                            4,203,984         736,377       1,507,753         84,431(7)       6,532,545
    General and administrative                       3,385,481       2,539,249       1,040,920                         6,965,650
    Depreciation and amortization                      844,221          58,627          27,980        283,024(5)       1,414,664
                                                                                                      200,812(6)
                                                  ------------    ------------    ------------   ------------       ------------
      Total operating expenses                       9,681,944       3,334,253       2,576,653        568,267         16,161,117

      Income (loss) from operations                 (3,127,050)     (3,980,293)        424,313       (568,267)        (7,251,297)

Interest and other expenses                          1,016,612          43,772         288,375         30,000(8)       1,378,759
                                                  ------------    ------------    ------------   ------------       ------------

      Income (loss) before income taxes             (4,143,662)     (4,024,065)        135,938       (598,267)        (8,630,056)

Provision for income taxes (benefit)                    18,421        (247,610)         15,100                          (214,089)
                                                  ------------    ------------    ------------   ------------       ------------

      Net income (loss)                             (4,162,083)     (3,776,455)        120,838       (598,267)        (8,415,967)

Preferred dividends                                   (135,416)           --              --                            (135,416)

Distributions paid to S
corporation
    shareholders prior to
    acquisition                                       (202,092)           --              --                            (202,092)
                                                  ------------    ------------    ------------   ------------       ------------

      Net income (loss)
      attributable to
        common stockholders'                      $ (4,499,591)   $ (3,776,455)   $    120,838   $   (598,267)      $ (8,753,475)
                                                  ============    ============    ============   ============       ============

Net loss per share

                                                                                                                    $      (0.96)

Weighted average shares                                                                                      (9)       9,141,029
outstanding

         Notes to Unaudited Pro Forma Consolidated Financial Statements
                       for the year ended October 31, 1997

(1) Reflects the Company's audited historical financial statements for the year ended October 31, 1997, which includes the operations of Take-Two, Mission, IMSI, CAG, and GameTek / ART from July 29, 1997, the date of its acquisition.

(2) Reflects GameTek's unaudited historical financial statements for the period from November 1, 1996 to July 28, 1997.

(3) Reflects Alliance's unaudited historical financial statements for the period from October 1, 1996 to September 30, 1997.

(4) Reflects the elimination of inter-company transactions between IMSI and Alliance.

(5) Reflects the adjustment of $283,024, which represents the amortization of the intangible assets acquired in connection with the GameTek acquisition. The acquired intangible asset is being amortized over the estimated useful life of 10 years.

(6) Reflects the adjustment of $200,812, which represents the amortization of intangible assets acquired in connection with the Alliance acquisition. The acquired intangible asset is being amortized over the estimated useful life of 10 years.

     The cost of the acquisition was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as follows:

               Working capital                    $ 1,010,007
               Equipment                               97,580
               Intangibles                          2,008,119
               Deferred compensation                  253,294
                                                  -----------
                                                  $ 3,369,000
                                                  ===========

(7) Reflects the adjustment of $84,431, which represents the amortization of deferred compensation as a result of the issuance of non-qualified options to Alliance employees at an exercise price of $2.00 per share. The options vest over a period of three years. The difference between the exercise price and the fair value of the options at the measurement date is being amortized over the vesting period.

(8) Reflects additional interest expense incurred in connection with the $500,000 promissory note, bearing interest at 8.0% per annum, issued in connection with the GameTek acquisition.

(9) Reflects the Company's historical weighted average shares outstanding, plus 900,000 shares issued in connection with the acquisition of IMSI and CAG, plus 406,553 shares issued in connection with the acquisition of GameTek, plus 500,000 shares issued in connection with the acquisition of Alliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 2, 1998


                                        Take-Two Interactive Software, Inc.



                                        By:/s/ Ryan A. Brant
                                           ---------------------------
                                               Ryan A. Brant
                                               Chief Executive Officer